EX-99.3

Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN THE ENDOWMENT TEI FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JANUARY 18, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON FEBRUARY 22, 2011

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

ENDOWMENT ADVISERS, L.P., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,

CENTRAL STANDARD TIME, ON FEBRUARY 22, 2011, UNLESS THE OFFER IS EXTENDED.

COMPLETE THE LAST PAGE OF THIS LETTER OF TRANSMITTAL AND

CONTACT YOUR FINANCIAL INTERMEDIARY FOR SPECIFIC INSTRUCTIONS

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment TEI Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated January 18, 2011 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of March 31, 2011 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

TENDER OFFER FORM

Tender Date: March 31, 2011

TENDER OFFER EXPIRATION DATE: 12 Midnight CST, February 22, 2011

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER FOR PROCESSING

PLEASE INFORM THE FINANCIAL INTERMEDIARY WHO SERVICES THIS HOLDING THAT YOU WISH TO SUBMIT A TENDER REQUEST AS THEY MAY HAVE SPECIFIC INSTRUCTIONS THAT NEED TO BE FOLLOWED. ALLOW FOR ADDITIONAL PROCESSING TIME BY YOUR FINANCIAL INTERMEDIARY IF NECESSARY AS THE FORM MUST ULTIMATELY BE RECEIVED BY THE FUND PRIOR TO THE EXPIRATION DATE. IF INSTRUCTED TO SEND DIRECTLY TO THE FUND, PLEASE FAX OR MAIL TO:

Regular Mail	Overnight Mail
THE ENDOWMENT FUND	THE ENDOWMENT FUND	FOR ADDITIONAL INFORMATION:
PO BOX 182663	Attn: Salient Operations	Phone: (800) 725-9456
Columbus, OH 43218-2663	3435 Stelzer Road, Suite 1000	Fax: (866) 624-0077
Columbus, OH 43219

ALL OF THE BELOW INFORMATION IS REQUIRED IN ORDER TO PROCESS YOUR REQUEST

PART 1 – NAME (AS IT APPEARS ON YOUR ENDOWMENT FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip:

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select redemption type by checking one of the boxes below. If you are requesting a partial redemption, please provide a dollar amount.

☐	Full Redemption (will be subject to 5% holdback until annual audit is completed)

☐ One Time Partial Redemption*	$_________________

☐ Recurring Partial Redemption*	$_________________
(Subject to Tender Offers)

* If the requested partial redemption would put the account balance below the required minimum balance, the Fund may reduce the amount to be redeemed such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐ Change request to Full Redemption if amount requested to be redeemed would need to be reduced to maintain minimum account balance

TENDER OFFER FORM (PAGE 2)

THE ENDOWMENT FUND ACCOUNT #:                                                       (Should be the same as on page 1)

PART 3 – PAYMENT

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please select one of the following delivery options:

☐	Wire to Custodian Account on Record (MANDATORY FOR IRA HOLDERS)

☐	Wire to Financial Intermediary Account on Record (Customary for Non-IRA Holders)

If neither of the above options apply, please provide wiring instructions below (wire fee will apply):

Bank Name:

ABA Routing Number:
(Please contact your bank to verily ABA number needed for a wire transfer)

For Credit to:
Name(s) on Bank Account

Bank Account Number:

For Further Credit to:
Name(s) on Investor Account

Account # at Financial Intermediary:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact the Support Desk at 1.800.725.9456 for instructions.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in the Fund’s Private Placement Memorandum. This request is irrevocable. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this redemption request relates, or that the person signing this request is an authorized representative of the redeeming shareholder.

In the case of joint accounts, each joint holder must sign this redemption request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature Print Name of Authorized Signatory (and Title if applicable) Date

Signature Print Name of Authorized Signatory (and Title if applicable) Date

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN

THE ENDOWMENT TEI FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JANUARY 18, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

ON FEBRUARY 22, 2011

COMPLETE THE LAST PAGE OF THIS LETTER OF TRANSMITTAL AND RETURN TO YOUR

MERRILL FINANCIAL ADVISER

THIS LETTER OF TRANSMITTAL MUST BE PROCESSED BY YOUR

MERRILL FINANCIAL ADVISER BY MIDNIGHT,

CENTRAL STANDARD TIME, ON FEBRUARY 22, 2011,

UNLESS THE OFFER IS EXTENDED.

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment TEI Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated January 18, 2011 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of March 31, 2011 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL TO YOUR MERRILL FINANCIAL ADVISER

TENDER OFFER FORM

Name of Subscriber:

Account Number:

Official Fund Name:	☐ The Endowment Registered Fund, L.P.	☐ The Endowment TEI Fund, L.P.
(Check appropriate box)	☐ The Endowment (Domestic QP) Fund, L.P.	☐ The Endowment (Exempt QP) Fund II, LP
☐ The Endowment (International) Fund, Ltd.

Type of Request:	☐ One-time Partial Redemption*	☐ Full Redemption

Redemption Amount:	Units to be Redeemed*	Effective Date: March 31, 2011

Total Units Held

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in the Fund’s Private Placement Memorandum. This request is irrevocable. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this redemption request relates, and that the person signing this request is an authorized representative of the redeeming shareholder.

In the case of joint accounts, each joint holder must sign this redemption request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

Dated:                 , 2011

NAME AND TITLE OF SIGNATORY:

SIGNATURE(s):

PLEASE RETURN BY FAX TO YOUR MERRILL LYNCH FINANCIAL ADVISER / BRANCH OFFICE

THE TENDER OFFER FORM MUST BE PROCESSED BY THE MERRILL LYNCH BRANCH OFFICE

PRIOR TO THE EXPIRATION DATE

* If the requested partial redemption would put the account balance below the required minimum balance, the Fund will reduce the number of whole units to be redeemed such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐ Change request to Full Redemption if units requested to be redeemed would need to be reduced to maintain minimum account balance.